SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): April 10, 2006

                                                      Organetix, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

            000-29462                                   73-1556428
     (Commission File Number)               (IRS Employer Identification No.)

              603 - 7th Avenue S.W., Calgary, Alberta, Canada T2P 2T5
               (Address of Principal Executive Offices)(Zip Code)

                                 (403) 261-8888
              (Registrant's Telephone Number, Including Area Code)


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Item 4.01 Changes in Registrant's Certifying Accountant.

On April 10, 2006, Organetix, Inc. ("Company") retained Meyler & Company LLC ("Meyler") as its independent accountants and informed Lazar Levine & Felix LLP ("Lazar") its previous independent accountants, that it was no longer using their services. Other than a going concern qualification and the fact that the Company continues to owe Lazar $49,000 for services performed since January 1, 2005, Lazar's reports on the financial statements of the Company for the past two years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principals. During our two most recent fiscal years ended December 31, 2005 and subsequent interim period through April 10, 2006 (the date of the termination) there were no disagreements with our former accountant on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure.

The decision to change accountants was approved by our board of directors.

During the past two fiscal years through the date we engaged Meyler, the Company has not engaged Meyler on any matters including those found in Item 304(a)(2) of Regulation S-B.

Exhibit 16.1 Former Auditor's Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organetix, Inc.

Date: April 26, 2006


/s/ Brad Clarke
--------------------------------
L. B. Brad Clarke
President